FREE WRITING PROSPECTUS DATED May 17, 2006
PART I of II

                                              $201,014,000 (APPROXIMATE)

                                               GMAC RFC [GRAPHIC OMITTED]

                                         HOME EQUITY LOAN-BACKED TERM NOTES,
                                               SERIES 2006-HSA3

                                 RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                       DEPOSITOR (SEC FILE NO. 333-131196)
                                                    Depositor

                                         RESIDENTIAL FUNDING CORPORATION
                                            Seller and Master Servicer

                                                   MAY 17, 2006

----------------------------------------------------------------------------------------------------------------------

RBS GREENWICH CAPITAL [GRAPHIC OMITTED][GRAPHIC OMITTED] GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                             Co-Lead Underwriters

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND
EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT
THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST
IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such
Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and
Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                  RFMSII HOME EQUITY LOAN-BACKED TERM NOTES,
                                               SERIES 2006-HSA3

                                          $201,014,000 (APPROXIMATE)

                                 CHARACTERISTICS OF THE CERTIFICATES (A)(B)(C)

------------- -------------- --------------- ------------- -------------- ---------- --------------- ---------------- ----------------
                                                              INTEREST     EXPECTED     PRINCIPAL                          FINAL
                                 RATINGS                       ACCRUAL     WAL (YRS)  LOCKOUT/WINDOW     EXPECTED        SCHEDULED
   CLASS       AMOUNT ($)     (S&P/MOODY'S)    BOND TYPE        BASIS     CALL / MAT    CALL / MAT   MATURITY TO CALL  MATURITY DATE
------------- -------------- --------------- ------------- -------------- ---------- --------------- ---------------- ----------------
     A        201,014,000      AAA / Aaa     Pass Through  Actual / 360   2.52 /      1-80 / 1-179    January 2013       May 2036
                                                                            2.64
------------- -------------- --------------- ------------- -------------- ---------- --------------- ---------------- ----------------
GRAND TOTAL   $201,014,000
------------- -------------- --------------- ------------- -------------- ---------- --------------- ---------------- ----------------

     NOTES:
(a)     Class sizes subject to a variance of +/-5%.
(b)     The WAL and Payment Windows are shown to the related optional redemption date (as described herein)
        and to maturity.
        Pricing Prepayment speed: 40% CPR, 15% Draw Rate.
(c)     The expected maturity date is run at the pricing speed to call and the Final Scheduled Maturity Date is the Payment Date following the latest maturing HELOC.

Depositor:                Residential Funding Mortgage Securities II, Inc.

Issuer:                   Home Equity Loan Trust 2006-HSA3.

Seller and                Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC
Master Servicer:          Mortgage Group, Inc. will subservice 92.6% of the home equity loans.  GMAC Mortgage
                          Corporation, and affiliate of Residential Funding Corporation, will subservice 7.6%
                          of the home equity loans.

Subservicer:              HomeComings Financial Network, Inc., an affiliate of the Depositor.

Advances:                 There is no required advancing of delinquent principal or interest on the HELOCs by the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the
                          Credit Enhancer or any other entity.

Co-Lead Underwriters:     Greenwich Capital Markets, Inc. and Residential Funding Securities Corporation.

Indenture Trustee:        JPMorgan Chase Bank, N.A.

Owner Trustee:            Wilmington Trust Company.

Rating Agencies:          Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and
                          Moody's Investors Service, Inc. ("Moody's") will rate the Offered Notes.

Credit Enhancer:          Financial Security Assurance Inc. ("FSA"), rated Aaa by Moody's and AAA by S&P.

Offered Notes:            The Class A Notes are  primarily  backed by  adjustable-rate  home  equity  revolving lines of credit  (the  "HELOCS").  The Class A Notes (the  "OFFERED  NOTES" ) will be offered by the prospectus supplement.

Variable Funding Notes:   The trust  will also issue  Class A Variable  Funding  Notes (the  "VARIABLE  FUNDING
                          NOTES").  These  Variable  Funding  Notes  will  not be  offered  by  the  prospectus supplement.

                          The Variable  Funding Notes,  together with the Class A Notes, are referred to as the
                          "NOTES".

Federal Tax Status:       The Notes will be characterized as indebtedness.

Form of Registration:     The Offered Notes will be available in book-entry form through DTC, Clearstream,
                          Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:    The Offered Notes will be made available in minimum denominations of $100,000.

Cut-off Date:             May 1, 2006.

Expected Pricing Date:    Week of May 15, 2006.

Expected Closing Date:    On or about May 26, 2006.

Payment Date:             The 25th day of each month (or if not a business  day, the next  succeeding  business day) commencing in June 2006.

Accrued Interest:         The price to be paid by  investors  for the Class A Notes  will not  include  accrued interest (settling flat).

ERISA Eligibility:        The Offered  Notes may be eligible for purchase by employee  benefit  plans and other plans  and  arrangements  that are  subject  to ERISA or  Section  4975 of the  Code.
                          However,   investors   should   consult  with  their  counsel  with  respect  to  the
                          consequences   under  ERISA  and  the  Internal  Revenue  Code  of  an  ERISA  Plan's
                          acquisition and ownership of such Offered Notes.

SMMEA Eligibility:        The Offered Notes will not be SMMEA eligible.

Optional Redemption:      The Master  Servicer will have the option to purchase all of the remaining  HELOCs or all of the  related  Notes on the  Payment  Date on  which  the  aggregate  principal balance of the HELOCs  after  applying  payments  received in the related  collection period falls below or is equal to 10% of their original  aggregate  principal balance as of the Cut-off Date.

Pricing Prepayment
Speed:                    The  Offered  Notes  will be  priced  based on the  following  collateral  prepayment assumptions:

                          40% CPR, 15% Draw Rate.

Collateral Description:    The "HELOCS" are comprised of 3,531 adjustable-rate,  revolving home equity lines of credit  secured  primarily  by  second  liens  on  one-  to  four-family  residential properties,  with CLTVs not in excess of 100%.  The  aggregate  principal  balance of the HELOCs as of the Cut-off Date is expected to be approximately $200,013,620.

Interest Accrual Period:  The Notes:  from and including the preceding  Payment Date (or, for the first Payment
                          Date,  the Closing Date) to but  excluding the related  Payment Date on an actual/360 basis.

Payment Delay:            0 days.

The Notes:                The  "CLASS A  INTEREST  RATE"  will be equal to the least of (a) 1-mo.  LIBOR plus [
                          ]% per  annum,  (b)  17.25%  per  annum,  and  (c) the Net  WAC  Rate.  Any  interest shortfalls on the Notes due to the Net WAC Rate (the "NET WAC CAP  SHORTFALLS")  will carry  forward with  interest at the Class A Interest  Rate and will be reimbursed by excess interest to the extent available.  Any Relief Act shortfalls will be allocated to the Class A Notes and  Class A  Variable  Funding  Notes pro rata  based  upon the interest that would have accrued on these Notes absent these  reductions  and will be repaid in the current  period only,  to the extent of excess  interest  available for that purpose.

Net Mortgage
Rate:                     The "NET  MORTGAGE  RATE" for any HELOC equals the mortgage rate minus (a) the master servicing fee, (b) the  subservicing fee and (c) the rate at which the policy premium is paid.

Net WAC Rate:             The "NET WAC RATE" will be equal to the weighted  average of the Net  Mortgage  Rates of the HELOCs  adjusted to an effective rate reflecting the accrual of interest on an actual /360 basis.

Net WAC Cap Shortfall:    On any Payment  Date and with  respect to the Class A Notes,  the excess,  if any, of
                          (x)  interest  that would have  accrued on the Class A Notes at the  applicable  note rate  without  application  of the  related  Net WAC Rate over (y)  interest  accrued thereon at the related Net WAC Rate.

The Policy:               The financial guaranty insurance policy (the "Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the stated final maturity date for the Class A Notes. The
                          Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate and is for the benefit of the
                          Class A Noteholders only.

Credit Enhancement:          Class A Notes:
                                o       Excess interest,
                                o       Overcollateralization and
                                o       The Policy.

Excess Interest:          Because  the  mortgagors  are  expected  to pay more  interest  on the HELOCs than is necessary to pay interest on the related  Notes,  along with fees and expenses of the trust each month,  there may be excess  interest.  On each  Payment  Date this excess interest  may be used to protect the Notes  against most types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization:    On the Closing Date, the principal amount of the Class A Notes issued will exceed the principal balance of the HELOCs by approximately 0.50%. Beginning on the fourth
                          Payment Date, any Excess Interest not used to cover current or previously unpaid losses, pay the premium to the Credit Enhancer on the Policy or reimburse the Credit
                          Enhancer for prior draws on the Policy, will be paid as principal to the Class A
                          Notes to reduce the initial undercollateralization to zero and to ultimately build to the initial Required Overcollateralization Amount of 1.60% of the aggregate principal balance of the HELOCs as of the Cut-off Date. The Required
                          Overcollateralization Amount may decrease in the future pursuant to the indenture.

Required
Overcollateralization
Amount:                   With  respect  to  any  Payment  Date  prior  to the  Stepdown  Date,  the  "REQUIRED
                          OVERCOLLATERALIZATION  AMOUNT" will equal 1.60% of the aggregate principal balance of the HELOCs as of the Cut-off  Date.  With respect to any Payment Date on or after the
                          Stepdown  Date,  the Required  Overcollateralization  Amount will equal the lesser of
                          (a)  the  initial  Required   Overcollateralization  Amount  and  (b)  3.20%  of  the
                          then-current   aggregate   principal   balance   of  the   HELOCs,   subject  to  the
                          Overcollateralization  Floor and to the satisfaction of certain conditions  specified in the indenture.

Overcollateralization
Floor:                    An amount equal to 0.50% of the aggregate  principal  balance of the HELOCs as of the
                          Cut-off Date.

Stepdown Date:            The later of (a) the  December  2008  Payment  Date and (b) the Payment Date on which the  aggregate  principal  balance of the HELOCs  after  applying  payments and draws received in the related  collection  period is less than 50% of the initial aggregate principal  balance of the HELOCs,  subject to the satisfaction of certain  conditions specified in the indenture.

 Priority of Distributions:

               On each  Payment  Date,  principal  and  interest  collections  with  respect  to the HELOCs and payments  made under the Policy  will be  allocated  from the payment  account in the  following order of priority:
(1)     To pay  accrued  interest on the Class A Notes and the Class A Variable  Funding  Notes,  pro rata,  as reduced by any Net WAC Cap Shortfalls or Relief Act shortfalls;
(2)     To pay principal on the Class A Notes and Class A Variable  Funding Notes, pro rata, an amount equal to the principal collection distribution amount for that Payment Date;
(3)     To pay as principal on the Class A Notes and Class A Variable  Funding Notes, pro rata, an amount equal to the liquidation loss distribution amount for such Payment Date;
(4)     To pay the Credit  Enhancer  the  premium for the Policy and any  previously  unpaid  premiums  for the
               Policy, with interest;
(5)     To  reimburse  the  Credit  Enhancer  for  certain  prior  draws made on the  Policy,  other than those attributable to excess loss amounts, with interest;
(6)     To pay as additional  principal on the Class A Notes and Class A Variable  Funding Notes,  pro rata, an amount from excess  interest,  to bring the amount of  Overcollateralization  up to the Required
               Overcollateralization Amount for that Payment Date;
(7)     To pay the Credit  Enhancer any other amounts owed to it under the insurance  agreement with respect to the Policy;
(8)     To pay the Class A Notes  and  Class A  Variable  Funding  Notes,  pro rata,  any  current  period  and previously unpaid Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;
(9)     To pay the holders of the Class A Notes and Class A Variable  Funding Notes  current  period Relief Act shortfalls; and
(10)    To pay any remaining amounts to the certificateholders.

 Principal Distributions: On each Payment Date, the  principal distribution amount for the Class A Notes and
                          Variable Funding Notes will be distributed to the Class A Notes and Variable Funding
                          Notes pro rata and will equal:
(a) Net Principal Collections from the HELOCs if the Payment Date is during the Revolving Period and an amortization event has not occurred; or
                          (b)  Principal  collections  from  the  HELOCs,  if the  Payment  Date is  after  the
                          Revolving Period or an amortization event has occurred.

Net Principal Collections:                           On any Payment Date, the excess,  if any, of (x) principal collections  for such  Payment  Date  over (y) the  aggregate  amount  of  additional balances accumulated during the related collection period and conveyed to the trust.

Revolving Period:         The period commencing on the Closing Date and ending on May 31, 2011.

 MORTGAGE LOAN STATISTICS

CREDIT SCORES                         # OF   CUT-OFF     % BY       AVERAGE   WEIGHTED  WEIGHTED  WEIGHTED
                                                         CUT-OFF              AVERAGE
                                             DATE        DATE                 COMBINED  AVERAGE   AVERAGE
                                             PRINCIPAL   PRINCIPAL  PRINCIPAL LTV       RESIDUAL  JUNIOR
                                      LOANS     BALANCE    BALANCE   BALANCE     RATIO    INCOME      RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
 600 - 619                                2      75,000      0.04%    37,500     93.67     3,757      20.48
 620 - 639                              262  11,311,270      5.66%    43,173     86.23     6,189      20.03
 640 - 659                              307  16,968,672      8.48%    55,273     81.78     6,907      25.95
 660 - 679                              475  24,048,305     12.02%    50,628     85.64     8,039      20.15
 680 - 699                              670  40,659,113     20.33%    60,685     89.09     9,853      21.85
 700 - 719                              529  30,544,174     15.27%    57,739     89.49     9,185      22.94
 720 - 739                              407  24,703,106     12.35%    60,696     90.65     7,598      24.93
 740 - 759                              375  21,908,189     10.95%    58,422     89.80     8,798      24.93
 760 - 779                              276  15,177,600      7.59%    54,991     88.72     8,690      23.74
 780 - 799                              174  10,848,036      5.42%    62,345     83.59    11,066      29.64
 800 or greater                          54   3,770,158      1.88%    69,818     79.61     7,710      43.87
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645    87.72%     8,608     23.75%

                                                         % BY                           WEIGHTED
                                             CUT-OFF     CUT-OFF              WEIGHTED  AVERAGE   WEIGHTED   WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   COMBINED  AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    LTV       RESIDUAL   JUNIOR
CREDIT UTILIZATION RATES              LOANS     BALANCE    BALANCE   BALANCE     SCORE     RATIO     INCOME     RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
  00.01% -  10.00%                       91     413,309      0.21%     4,542       725     70.07      8,259     37.02
  10.01% -  20.00%                       76     921,454      0.46%    12,124       715     75.70      8,704     25.74
  20.01% -  30.00%                       87   1,699,458      0.85%    19,534       718     75.70      7,992     29.28
  30.01% -  40.00%                       64   1,752,502      0.88%    27,383       722     76.39      7,576     41.18
  40.01% -  50.00%                       67   2,065,211      1.03%    30,824       710     75.19      7,848     32.96
  50.01% -  60.00%                       81   3,448,197      1.72%    42,570       725     78.37      6,319     34.40
  60.01% -  70.00%                       58   3,278,483      1.64%    56,526       716     72.03     15,978     38.38
  70.01% -  80.00%                       58   3,018,268      1.51%    52,039       706     81.29      6,734     29.66
  80.01% -  90.00%                       63   4,161,392      2.08%    66,054       702     80.85      7,525     29.77
  90.01% - 100.00%                    2,880  178,897,233    89.44%    62,117       707     88.92      8,601     22.69
 100.01% - 110.00%                        6     358,115      0.18%    59,686       711     93.42     12,710     16.52
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    87.72%     $8,608    23.75%

                                                         % BY                           WEIGHTED
                                             CUT-OFF     CUT-OFF              WEIGHTED  AVERAGE   WEIGHTED   WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   COMBINED  AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    LTV       RESIDUAL   JUNIOR
CREDIT LIMITS ($)                     LOANS     BALANCE    BALANCE   BALANCE     SCORE     RATIO     INCOME     RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
      0.01 -  25,000.00                 521   8,635,351      4.32%    16,575       700     87.44      4,475     11.93
 25,000.01 -  50,000.00               1,245  43,490,459     21.74%    34,932       701     90.37      5,456     16.97
 50,000.01 -  75,000.00                 797  45,105,808     22.55%    56,594       707     90.83      6,776     18.92
 75,000.01 - 100,000.00                 470  34,323,763     17.16%    73,029       708     87.77      7,610     24.34
100,000.01 - 125,000.00                 147  14,186,998      7.09%    96,510       713     91.76      9,309     22.80
125,000.01 - 150,000.00                 167  21,025,982     10.51%   125,904       701     85.64     12,391     27.94
150,000.01 - 175,000.00                  41   6,228,816      3.11%   151,922       721     90.19     12,739     29.53
175,000.01 - 200,000.00                  85  13,677,132      6.84%   160,907       723     76.57     14,139     33.18
200,000.01 - 225,000.00                   6   1,130,197      0.57%   188,366       731     81.16     18,191     49.54
225,000.01 - 250,000.00                  21   4,148,412      2.07%   197,543       708     80.69     15,389     33.26
250,000.01 - 275,000.00                   5     974,818      0.49%   194,964       717     79.01     14,444     61.33
275,000.01 - 300,000.00                  14   3,771,124      1.89%   269,366       729     80.49     11,849     44.89
300,000.01 or greater                    12   3,314,762      1.66%   276,230       745     70.09     23,132     75.28
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF              WEIGHTED  WEIGHTED  WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    RESIDUAL  JUNIOR
MORTGAGE RATES                        LOANS     BALANCE    BALANCE   BALANCE     SCORE    INCOME      RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
  1.501% -  2.000%                        1      20,552      0.01%    20,552       704     2,673      20.52
  2.501% -  3.000%                        1      19,414      0.01%    19,414       721     3,678      11.91
  3.501% -  4.000%                        2      53,026      0.03%    26,513       744     4,238      15.72
  4.001% -  4.500%                        6     232,344      0.12%    38,724       719     4,621      19.93
  4.501% -  5.000%                        7     218,636      0.11%    31,234       727     6,853      16.45
  5.001% -  5.500%                        6     293,776      0.15%    48,963       717    12,432      21.81
  5.501% -  6.000%                       35   2,122,225      1.06%    60,635       725    17,394      24.16
  6.001% -  6.500%                    1,899  105,762,033    52.88%    55,694       701     8,483      22.24
  6.501% -  7.000%                      276  15,897,448      7.95%    57,599       702     8,712      22.62
  7.001% -  7.500%                      121   7,091,546      3.55%    58,608       702    11,539      21.17
  7.501% -  8.000%                       88   6,572,328      3.29%    74,686       735     9,497      40.70
  8.001% -  8.500%                      153   9,972,765      4.99%    65,181       731     8,392      33.18
  8.501% -  9.000%                      213  13,111,309      6.56%    61,555       728     9,803      28.53
  9.001% -  9.500%                      147   7,466,827      3.73%    50,795       719     7,342      26.52
  9.501% - 10.000%                      181   9,621,831      4.81%    53,159       728     6,630      21.05
 10.001% - 10.500%                      137   7,234,416      3.62%    52,806       715     6,969      20.14
 10.501% - 11.000%                       72   3,788,064      1.89%    52,612       703     7,531      18.30
 11.001% - 11.500%                       58   3,308,980      1.65%    57,051       704    11,297      22.98
 11.501% - 12.000%                       49   2,595,113      1.30%    52,961       690     8,043      19.79
 12.001% - 12.500%                       34   1,862,781      0.93%    54,788       687     7,130      21.05
 12.501% - 13.000%                       22   1,204,066      0.60%    54,730       670     7,252      21.70
 13.001% - 13.500%                        8     575,623      0.29%    71,953       665     6,408      29.09
 13.501% - 14.000%                        4     233,700      0.12%    58,425       706     6,742      18.01
 14.001% - 14.500%                        1      32,500      0.02%    32,500       639     4,701      11.11
 14.501% - 15.000%                        1      34,100      0.02%    34,100       664     2,224      26.26
 16.001% - 16.500%                        2     119,593      0.06%    59,797       668     4,401      66.68
 16.501% - 17.000%                        1     135,150      0.07%   135,150       761    11,044      16.67
 17.001% - 17.500%                        1      35,990      0.02%    35,990       726     5,177      11.11
 17.501% - 18.000%                        5     397,487      0.20%    79,497       690     6,324      19.87
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645      708%    $8,608     23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF              WEIGHTED  WEIGHTED  WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    RESIDUAL  JUNIOR
MAXIMUM LOAN RATES (%)                LOANS     BALANCE    BALANCE   BALANCE     SCORE    INCOME      RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
9.980                                     1      46,741      0.02%    46,741       701     6,727      20.00
10.000                                    3      82,926      0.04%    27,642       650     4,679      17.52
11.875                                    1      40,200      0.02%    40,200       697     4,056      15.79
11.950                                   27   4,384,662      2.19%   162,395       753    10,048      97.99
14.000                                    7     188,629      0.09%    26,947       722     5,540      16.69
16.000                                   37   1,729,055      0.86%    46,731       689     7,357      22.25
17.000                                    1      34,000      0.02%    34,000       693     2,661      20.00
18.000                                2,147  118,977,938    59.48%    55,416       709     8,334      22.32
19.000                                    1      60,836      0.03%    60,836       630     4,781      15.74
20.000                                   20     922,792      0.46%    46,140       710     7,624      28.47
21.000                                   41   1,593,247      0.80%    38,860       696     6,417      28.19
21.750                                   23   1,027,037      0.51%    44,654       717     5,816      20.34
22.200                                   28     860,374      0.43%    30,728       697     3,813      27.25
24.000                                1,094  64,535,701     32.27%    58,991       704     9,438      20.99
24.500                                    1     133,996      0.07%   133,996       776     4,690      20.00
25.000                                   93   4,963,387      2.48%    53,370       704     6,513      27.39
30.500                                    6     432,100      0.22%    72,017       736     7,380      25.15
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    $8,608     23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF              WEIGHTED  WEIGHTED  WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    RESIDUAL  JUNIOR
ORIGINAL COMBINED LTV RATIOS          LOANS     BALANCE    BALANCE   BALANCE     SCORE    INCOME      RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
  10.01% -  20.00%                        4     154,967      0.08%    38,742       699     9,679      81.81
  20.01% -  30.00%                        9     395,974      0.20%    43,997       738     5,028      91.41
  30.01% -  40.00%                       20   1,158,761      0.58%    57,938       720     7,636      75.78
  40.01% -  50.00%                       34   2,393,225      1.20%    70,389       728     6,141      46.57
  50.01% -  60.00%                       98   6,058,844      3.03%    61,825       718    14,161      46.22
  60.01% -  70.00%                      176  11,017,702      5.51%    62,601       699     9,989      31.50
  70.01% -  80.00%                      482  31,316,234     15.66%    64,971       700    10,935      31.32
  80.01% -  90.00%                    1,342  68,269,935     34.13%    50,872       705     9,021      18.01
  90.01% - 100.00%                    1,366  79,247,980     39.62%    58,015       714     6,812      21.02
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    $8,608     23.75%

                                                         % BY                           WEIGHTED
                                             CUT-OFF     CUT-OFF              WEIGHTED  AVERAGE   WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   COMBINED  AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    LTV       RESIDUAL
JUNIOR LTV RATIOS                     LOANS     BALANCE    BALANCE   BALANCE     SCORE     RATIO     INCOME
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
  00.01% -   5.00%                       68     978,950      0.49%    14,396       687     75.92      6,819
  05.01% -  10.00%                      266   7,407,185      3.70%    27,847       695     81.03      9,782
  10.01% -  15.00%                      995  42,387,607     21.19%    42,601       701     87.09      9,896
  15.01% -  20.00%                    1,346  79,648,115     39.82%    59,174       714     95.32      7,821
  20.01% -  25.00%                      295  19,762,649      9.88%    66,992       700     86.69      9,445
  25.01% -  30.00%                      180  13,908,183      6.95%    77,268       701     85.68      7,915
  30.01% -  35.00%                      121   9,560,649      4.78%    79,014       704     80.89      8,523
  35.01% -  40.00%                       69   5,545,196      2.77%    80,365       702     80.58      6,312
  40.01% -  45.00%                       47   4,655,514      2.33%    99,053       714     76.79     13,211
  45.01% -  50.00%                       41   4,037,558      2.02%    98,477       713     71.40      6,862
  50.01% -  55.00%                       17   1,783,067      0.89%   104,886       710     68.85      6,161
  55.01% -  60.00%                       16   1,684,131      0.84%   105,258       720     73.54      7,142
  60.01% -  65.00%                        9     976,591      0.49%   108,510       726     80.31      4,730
  65.01% -  70.00%                        8   1,005,939      0.50%   125,742       743     67.21      9,482
  70.01% -  75.00%                        5     487,060      0.24%    97,412       674     77.11      5,900
  75.01% -  80.00%                        1     180,700      0.09%   180,700       677     31.00     19,215
  80.01% -  85.00%                        2     144,871      0.07%    72,436       767     49.84      2,375
  85.01% -  90.00%                        3     297,736      0.15%    99,245       670     51.63      5,922
  90.01% -  95.00%                        1      34,967      0.02%    34,967       688     12.00          0
  95.01% - 100.00%                       41   5,526,954      2.76%   134,804       745     64.85      8,785
------------------------------------- ------ ----------- ---------- --------- --------- --------- ----------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    87.72%     $8,608

                                                         % BY                           WEIGHTED
                                             CUT-OFF     CUT-OFF              WEIGHTED  AVERAGE   WEIGHTED   WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   COMBINED  AVERAGE    AVERAGE
REMAINING TERM TO SCHEDULED           # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    LTV       RESIDUAL   JUNIOR
MATURITY (MONTHS)                     LOANS     BALANCE    BALANCE   BALANCE     SCORE     RATIO     INCOME     RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
  1- 96                                   1      18,900      0.01%    18,900       623     90.00          0     16.84
 97-108                                   1      20,000      0.01%    20,000       699     62.00      3,560     20.42
109-120                                   2     249,578      0.12%   124,789       715     71.58      6,971     35.26
121-132                                   3     238,584      0.12%    79,528       693     82.36     40,814     14.97
133-144                                   6     164,916      0.08%    27,486       696     88.36      3,797     29.04
145-156                                   9     413,059      0.21%    45,895       770     68.24      8,423     28.85
157-168                                  13     181,414      0.09%    13,955       744     82.18      5,371     16.18
169-180                               1,146  66,584,737     33.29%    58,102       705     85.23      9,055     24.24
181-288                                 143   8,297,601      4.15%    58,025       702     86.59     11,385     29.44
289-300                               1,351  79,209,734     39.60%    58,630       713     88.15      8,467     24.10
301 and over                            856  44,635,100     22.32%    52,144       704     91.22      7,555     21.32
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    87.72%     $8,608    23.75%
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------

                                                         % BY                           WEIGHTED
                                             CUT-OFF     CUT-OFF              WEIGHTED  AVERAGE   WEIGHTED   WEIGHTED
                                             DATE        DATE       AVERAGE   AVERAGE   COMBINED  AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL  PRINCIPAL CREDIT    LTV       RESIDUAL   JUNIOR
YEAR OF ORIGINATION                   LOANS     BALANCE    BALANCE   BALANCE     SCORE     RATIO     INCOME     RATIO
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
1998                                      3      56,784      0.03%    18,928       701     71.17      9,671     30.78
1999                                      2      25,000      0.01%    12,500       709     64.20      3,717     24.46
2000                                      2     249,578      0.12%   124,789       715     71.58      6,971     35.26
2001                                      3     220,382      0.11%    73,461       699     79.12     44,088     14.84
2002                                      8     225,361      0.11%    28,170       715     90.29      2,848     28.60
2003                                     11     403,616      0.20%    36,692       756     74.27      7,397     25.84
2004                                     21     987,383      0.49%    47,018       728     87.27      5,062     54.36
2005                                    399  19,686,228      9.84%    49,339       726     88.07      8,658     32.70
2006                                  3,082  178,159,291    89.07%    57,806       706     87.76      8,590     22.58
------------------------------------- ------ ----------- ---------- --------- --------- --------- ---------- ---------
TOTAL                                 3,531  $200,013,623  100.00%   $56,645       708    87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL   JUNIOR
STATE                                 LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
Alabama                                  29   1,064,988     0.53%   36,724       704      91.83      5,558     21.60
Alaska                                   10     602,920     0.30%   60,292       715      97.47      4,151     20.23
Arizona                                 235  14,690,757     7.34%   62,514       715      85.94     11,736     23.00
Arkansas                                  4     144,076     0.07%   36,019       656      94.11      6,495     14.80
California                            1,108  72,201,998    36.10%   65,164       706      87.22      8,898     20.38
Colorado                                152   7,639,337     3.82%   50,259       711      91.30      9,807     23.87
Connecticut                              34   1,961,891     0.98%   57,703       707      85.21      7,375     26.20
Delaware                                  2     128,740     0.06%   64,370       761      93.65      8,671     17.73
District of Columbia                      4     305,724     0.15%   76,431       734      74.81      6,964     17.29
Florida                                 441  24,493,145    12.25%   55,540       703      84.90      8,866     29.58
Georgia                                  96   4,587,091     2.29%   47,782       721      90.02      8,782     29.08
Hawaii                                   18     890,484     0.45%   49,471       719      89.00      9,296     17.80
Idaho                                    27   1,174,554     0.59%   43,502       716      84.91      7,280     23.60
Illinois                                 70   3,882,592     1.94%   55,466       697      88.61      9,791     21.33
Indiana                                  18     768,819     0.38%   42,712       723      91.05      8,969     23.76
Iowa                                      5     250,726     0.13%   50,145       697      69.48      3,595     37.85
Kansas                                    4      99,695     0.05%   24,924       695      95.77      3,218     20.11
Kentucky                                 12     602,520     0.30%   50,210       725      93.52      5,272     54.63
Louisiana                                16     643,590     0.32%   40,224       689      96.74      9,373     22.70
Maine                                     5     172,472     0.09%   34,494       726      95.79      2,820     19.59
Maryland                                 78   4,257,995     2.13%   54,590       719      91.09      7,551     20.97
Massachusetts                            51   3,675,965     1.84%   72,078       705      85.85      7,114     31.15
Michigan                                101   3,763,441     1.88%   37,262       694      92.74      6,927     21.69
Minnesota                                47   2,219,306     1.11%   47,219       717      87.37      7,446     21.64
Mississippi                               2      83,949     0.04%   41,975       777      95.00      3,911     15.79
Missouri                                 51   1,931,185     0.97%   37,866       721      88.82      6,281     28.04
Montana                                   3     116,272     0.06%   38,757       693      83.52      3,246     19.17
Nebraska                                  4     113,500     0.06%   28,375       748      99.28      3,331     19.39
Nevada                                   91   5,447,866     2.72%   59,867       713      90.95     11,841     22.62
New Hampshire                             9     509,996     0.25%   56,666       678      75.05     12,508     34.31
New Jersey                              106   6,110,422     3.06%   57,645       713      86.83      8,317     22.07
New Mexico                               15     670,931     0.34%   44,729       728      79.86      9,932     27.57
New York                                 83   5,591,662     2.80%   67,369       704      86.76      9,302     23.12
North Carolina                           59   2,496,720     1.25%   42,317       690      92.11      7,162     19.29
Ohio                                     28     895,328     0.45%   31,976       693      95.49      4,206     27.03
Oklahoma                                  9     368,133     0.18%   40,904       702      90.07      4,139     50.63
Oregon                                   65   4,113,023     2.06%   63,277       719      86.02      6,057     38.04
Pennsylvania                             45   1,438,567     0.72%   31,968       696      94.49      3,804     27.15
Rhode Island                              4     148,435     0.07%   37,109       718      96.79      4,111     21.35
South Carolina                           28   1,025,883     0.51%   36,639       701      93.74      6,120     19.88
South Dakota                              1      49,500     0.02%   49,500       719      90.00      3,193     22.94
Tennessee                                12     308,471     0.15%   25,706       726      92.26      5,214     19.51
Texas                                     3     136,132     0.07%   45,377       723      73.49      6,379     19.44
Utah                                     42   2,288,627     1.14%   54,491       723      91.59      8,244     23.05
Vermont                                   3     134,000     0.07%   44,667       726      74.54      4,922     24.42
Virginia                                114   6,507,743     3.25%   57,085       706      91.18      6,436     20.43
Washington                              140   7,568,862     3.78%   54,063       711      85.89      6,074     31.23
West Virginia                             7     244,430     0.12%   34,919       708      96.16      5,116     16.36
Wisconsin                                34   1,197,428     0.60%   35,218       709      94.65      5,193     21.65
Wyoming                                   6     293,734     0.15%   48,956       692      92.34      6,600     22.34
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL   JUNIOR
PROPERTY TYPE                         LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
Condominium                             333  16,853,160     8.43%   50,610       709      90.91      8,147     22.69
Manufactured Housing                      1      24,500     0.01%   24,500       783      90.00      7,133     16.67
Mobile Home                               1      24,994     0.01%   24,994       741      88.00      4,258     22.46
Multifamily (2-4 Units)                 148   8,777,997     4.39%   59,311       712      90.92      8,478     19.59
PUD Attached                            107   5,083,972     2.54%   47,514       719      90.28      7,427     26.41
PUD Detached                            601  39,613,324    19.81%   65,912       715      88.95     10,005     22.79
Single Family Residence               2,309  128,058,482   64.02%   55,461       705      86.60      8,331     24.37
Townhouse/Row House Detached              2     265,000     0.13%  132,500       738      87.30      3,538     50.39
Townhouse/Rowhouse Attached              29   1,312,194     0.66%   45,248       714      87.70      5,977     19.04
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL   JUNIOR
LIEN                                  LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
First Lien                               40   5,476,954     2.74%  136,924       746      65.31      8,846    100.00
Second Lien                           3,491  194,536,668   97.26%   55,725       707      88.35      8,600     21.61
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL   JUNIOR
OCCUPANCY                             LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
2nd Vacation                            106   5,191,538     2.60%   48,977       721      84.98     13,669     32.67
Non-Owner Occupied                      208   8,640,129     4.32%   41,539       723      91.08     10,297     21.86
Primary                               3,217  186,181,956   93.08%   57,874       707      87.64      8,382     23.59
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL   JUNIOR
CURRENT PRINCIPAL BALANCE ($)         LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
      0.01 -  25,000.00                 813  12,333,564     6.17%   15,170       702      85.27      5,053     14.46
 25,000.01 -  50,000.00               1,214  45,752,401    22.87%   37,687       702      89.41      5,628     17.84
 50,000.01 -  75,000.00                 731  45,429,941    22.71%   62,148       707      90.57      6,896     20.02
 75,000.01 - 100,000.00                 367  32,643,013    16.32%   88,946       708      88.50      7,647     24.96
100,000.01 - 125,000.00                 126  14,091,740     7.05%  111,839       714      91.54      9,353     23.17
125,000.01 - 150,000.00                 135  19,096,903     9.55%  141,459       702      86.11     12,663     27.26
150,000.01 - 175,000.00                  38   6,268,440     3.13%  164,959       722      90.73     12,943     29.55
175,000.01 - 200,000.00                  61  11,796,262     5.90%  193,381       720      77.35     14,857     32.06
200,000.01 - 225,000.00                   8   1,708,739     0.85%  213,592       746      80.21     14,039     58.87
225,000.01 - 250,000.00                  18   4,390,585     2.20%  243,921       711      80.09     15,696     39.35
250,000.01 - 275,000.00                   1     275,000     0.14%  275,000       740      79.00     22,909     49.97
275,000.01 - 300,000.00                  13   3,822,584     1.91%  294,045       725      80.80     11,522     45.66
300,000.01 or greater                     6   2,404,453     1.20%  400,742       735      68.58     28,906     66.61
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%     $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED  WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL  JUNIOR
GROSS MARGINS                         LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO    INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
  0.000%                                 43   4,131,756     2.07%   96,087       742      74.08    10,806     43.69
  0.001% -  1.000%                      611  39,474,095    19.74%   64,606       721      74.20    10,370     33.23
  1.001% -  1.500%                      392  21,792,096    10.90%   55,592       709      83.18     9,000     26.42
  1.501% -  2.000%                      322  15,991,347     8.00%   49,663       715      85.92     7,409     22.89
  2.001% -  2.500%                      365  20,636,286    10.32%   56,538       726      92.19     7,634     20.10
  2.501% -  3.000%                      354  19,174,269     9.59%   54,165       715      92.44     8,274     18.14
  3.001% -  3.500%                      390  22,226,713    11.11%   56,992       700      91.46     9,421     19.25
  3.501% -  4.000%                      414  22,854,892    11.43%   55,205       698      93.93     8,555     18.80
  4.001% -  4.500%                      287  15,120,696     7.56%   52,685       672      96.26     6,534     20.27
  4.501% -  5.000%                      181   9,759,751     4.88%   53,921       681      97.61     7,171     20.27
  5.001% -  5.500%                       79   4,161,142     2.08%   52,673       704      98.19     8,152     21.65
  5.501% -  6.000%                       63   3,132,953     1.57%   49,729       698      98.44     5,940     21.20
  6.001% -  6.500%                        9     377,987     0.19%   41,999       674      96.64     5,663     20.22
  6.501% -  7.000%                        9     379,438     0.19%   42,160       694      99.14     6,418     19.62
  7.001% -  7.500%                        6     252,962     0.13%   42,160       663      97.62     3,851     19.24
  7.501% -  8.000%                        1     110,000     0.05%  110,000       787      76.00     7,640     42.20
  8.501% -  9.000%                        1      45,000     0.02%   45,000       719      21.00     2,937    100.00
  9.001% -  9.500%                        2     171,140     0.09%   85,570       754      90.00     9,810     15.50
 11.501% - 12.000%                        1     100,000     0.05%  100,000       684      89.00     7,519     17.35
 17.501% - 18.000%                        1     121,100     0.06%  121,100       708     100.00     5,811     20.00
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%    $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED  WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL  JUNIOR
DEBT-TO-INCOME RATIOS                 LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO    INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
   Not Available                        148   9,769,055     4.88%   66,007       717      87.68         0     25.02
  5.01% - 10.00%                          6     142,570     0.07%   23,762       686      89.05    10,994     18.76
 10.01% - 15.00%                         23     900,260     0.45%   39,142       736      84.62    40,717     20.05
 15.01% - 20.00%                         42   1,728,615     0.86%   41,157       711      88.77    14,660     25.43
 20.01% - 25.00%                        123   6,335,353     3.17%   51,507       722      83.49    17,133     29.55
 25.01% - 30.00%                        259  13,372,652     6.69%   51,632       712      83.24    10,763     27.36
 30.01% - 35.00%                        550  31,763,527    15.88%   57,752       709      86.37    11,123     25.76
 35.01% - 40.00%                        907  49,760,906    24.88%   54,863       707      87.44     8,512     21.60
 40.01% - 45.00%                      1,076  62,325,321    31.16%   57,923       705      88.41     6,461     23.43
 45.01% - 50.00%                        358  21,151,293    10.57%   59,082       703      91.66     5,997     22.65
 50.01% - 55.00%                         33   2,412,988     1.21%   73,121       728      94.49     5,461     20.98
 55.01% or greater                        6     351,082     0.18%   58,514       745      94.74     5,467     16.81
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%    $8,608    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   JUNIOR
RESIDUAL INCOME ($)                   LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------
   Not Available                        148   9,769,055     4.88%   66,007       717      87.68     25.02
 1,499 or less                           25     680,964     0.34%   27,239       690      82.98     39.13
 1,500 - 1,999                           85   2,073,848     1.04%   24,398       699      91.43     26.47
 2,000 - 2,999                          398  13,687,329     6.84%   34,390       703      88.28     28.87
 3,000 - 3,999                          560  21,591,999    10.80%   38,557       699      88.44     23.74
 4,000 - 4,999                          516  25,705,613    12.85%   49,817       710      90.54     24.26
 5,000 - 5,999                          436  23,413,774    11.71%   53,701       710      89.14     23.82
 6,000 or greater                     1,363  103,091,042   51.54%   75,635       709      86.44     22.66
------------------------------------- ------ ----------- --------- -------- --------- ---------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%    23.75%

                                                         % BY
                                             CUT-OFF     CUT-OFF           LWEIGHTED  WEIGHTED   WEIGHTED  WEIGHTED
                                             DATE        DATE      AVERAGE  AVERAGE   AVERAGE    AVERAGE   AVERAGE
                                      # OF   PRINCIPAL   PRINCIPAL PRINCIPA CREDIT    COMBINED   RESIDUAL  JUNIOR
DOCUMENTATION TYPE                    LOANS     BALANCE   BALANCE  BALANCE     SCORE  LTV RATIO    INCOME     RATIO
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
Fast Doc/Reduced Documentation           29   2,185,239     1.09%   75,353       702      85.28    11,640     31.76
Full Documentation                    1,310  67,931,976    33.96%   51,856       704      88.96     7,687     25.23
Lite Doc                                 56   2,171,614     1.09%   38,779       691      90.40     5,564     18.14
No Documentation                          2     125,000     0.06%   62,500       702      78.96         0     22.51
No Ratio                                143   9,605,596     4.80%   67,172       718      87.93     6,963     25.19
Pay Stub                                 21     884,281     0.44%   42,109       701      93.98     4,526     18.74
Stated Income                         1,898  113,272,705   56.63%   59,680       710      86.79     9,224     22.87
Stated Income/Stated Asset               72   3,837,211     1.92%   53,295       710      91.70     7,734     19.83
------------------------------------- ------ ----------- --------- -------- --------- ---------- --------- ---------
TOTAL                                 3,531  $200,013,623 100.00%  $56,645       708     87.72%    $8,608    23.75%

                                            RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------
                                     NAME                                            PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------
 MOODY'S:                            Odile Grisard                                    (212) 553-1382
 S&P:                                Mona Solar                                       (212) 438-2668
----------------------------------------------------------------------------------------------------------------

FREE WRITING PROSPECTUS DATED May 17, 2006
PART II of II

-----------------------------------------------------------------------------------------------------------

                                        $201,014,000 (APPROXIMATE)

                                        GMAC RFC [GRAPHIC OMITTED]

                                    HOME EQUITY LOAN-BACKED TERM NOTES,
                                          SERIES 2006-HSA3

                           RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                  DEPOSITOR (SEC FILE NO. 333-131196)
                                               Depositor

                                    RESIDENTIAL FUNDING CORPORATION
                                      Seller and Master Servicer

                                             MAY 17, 2006

-----------------------------------------------------------------------------------------------------------

RBS GREENWICH CAPITAL [GRAPHIC OMITTED][GRAPHIC OMITTED]   GMAC RFC SECURITIES [GRAPHIC OMITTED][GRAPHIC OMITTED]

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB
SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change.
This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued.
Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                   CLASS A-I SENSITIVITY ANALYSIS
                                            TO 10% CALL

----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
PREPAYMENT ASSUMPTIONS        DRAW    0% CPR    30% CPR   35% CPR    40% CPR   45% CPR   50% CPR    55% CPR
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
Avg. Life (yrs)                0%      16.34      2.49      2.07      1.75       1.50      1.30      1.13
Modified Duration (Years)
(1)                                    10.41      2.19      1.85      1.59       1.38      1.20      1.05
First Principal Payment              9/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006
Last Principal Payment               2/25/2030  11/25/201210/25/201112/25/2010 4/25/2010 9/25/2009 4/25/2009
Principal Window (months)               282        78        65        55         47        40        35
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------

----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
Avg. Life (yrs)                10%     16.36      3.41      2.72      2.21       1.83      1.54      1.31
Modified Duration (Years)
(1)                                    10.42      2.89      2.37      1.96       1.65      1.41      1.21
First Principal Payment              9/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006
Last Principal Payment               5/25/2030  7/25/2015 7/25/2013 2/25/2012  2/25/2011 5/25/2010 10/25/2009
Principal Window (months)               285       110        86        69         57        48        41
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------

----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
Avg. Life (yrs)                15%     16.36      4.07      3.20      2.55       2.08      1.71      1.44
Modified Duration (Years)
(1)                                    10.43      3.38      2.74      2.24       1.85      1.55      1.32
First Principal Payment              9/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006
Last Principal Payment               5/25/2030  6/25/2017 1/25/2015 1/25/2013  10/25/201110/25/20102/25/2010
Principal Window (months)               285       133       104        80         65        53        45
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------

----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
Avg. Life (yrs)                20%     16.37      4.91      3.81      3.00       2.39      1.93      1.58
Modified Duration (Years)
(1)                                    10.43      4.00      3.20      2.59       2.11      1.74      1.45
First Principal Payment              9/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006
Last Principal Payment               5/25/2030  10/25/201912/25/20166/25/2014  8/25/2012 5/25/2011 6/25/2010
Principal Window (months)               285       161       127        97         75        60        49
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------

----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------
Avg. Life (yrs)                25%     16.37      6.01      4.59      3.58       2.82      2.24      1.79
Modified Duration (Years)
(1)                                    10.44      4.82      3.79      3.03       2.45      1.99      1.62
First Principal Payment              9/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006
Last Principal Payment               5/25/2030  3/25/2021 1/25/2019 7/25/2016  12/25/20133/25/2012 1/25/2011
Principal Window (months)               285       178       152        122        91        70        56
----------------------------- ------ ---------- --------- --------- ---------- --------- --------- ----------

 (1) Assumes price of 100%.

                                   CLASS A-I SENSITIVITY ANALYSIS
                                            TO MATURITY

----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
PREPAYMENT ASSUMPTIONS         DRAW    0% CPR    30% CPR   35% CPR   40% CPR    45% CPR   50% CPR   55% CPR
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
Avg. Life (yrs)                 0%     16.53      2.71       2.25      1.91      1.63      1.41      1.23
Modified Duration (Years)
(1)                                    10.46      2.32       1.97      1.70      1.47      1.29      1.13
First Principal Payment               9/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/20066/25/2006
Last Principal Payment                9/25/2035 8/25/2020  6/25/2018 9/25/2016 4/25/2015  1/25/20141/25/2013
Principal Window (months)               349        171       145       124        107       92        80
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------

----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
Avg. Life (yrs)                10%     16.52      3.55       2.87      2.36      1.97      1.67      1.42
Modified Duration (Years)
(1)                                    10.47      2.96       2.46      2.06      1.75      1.50      1.30
First Principal Payment               9/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/20066/25/2006
Last Principal Payment                10/25/20352/25/2022  3/25/2021 11/25/20181/25/2017  6/25/20152/25/2014
Principal Window (months)               350        189       178       150        128       109       93
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------

----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
Avg. Life (yrs)                15%     16.53      4.15       3.30      2.68      2.21      1.84      1.55
Modified Duration (Years)
(1)                                    10.47      3.42       2.79      2.31      1.94      1.65      1.41
First Principal Payment               9/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/20066/25/2006
Last Principal Payment                10/25/20357/25/2023  3/25/2021 4/25/2020 2/25/2018  6/25/201610/25/2014
Principal Window (months)               350        206       178       167        141       121       101
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------

----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
Avg. Life (yrs)                20%     16.54      4.94       3.86      3.08      2.50      2.06      1.71
Modified Duration (Years)
(1)                                    10.47      4.02       3.23      2.64      2.18      1.82      1.54
First Principal Payment               9/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/20066/25/2006
Last Principal Payment                10/25/203512/25/2024 6/25/2022 3/25/2021 5/25/2019  5/25/20179/25/2015
Principal Window (months)               350        223       193       178        156       132       112
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------

----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------
Avg. Life (yrs)                25%     16.54      6.02       4.61      3.62      2.88      2.33      1.91
Modified Duration (Years)
(1)                                    10.48      4.82       3.80      3.05      2.49      2.05      1.71
First Principal Payment               9/25/2006 6/25/2006  6/25/2006 6/25/2006 6/25/2006  6/25/20066/25/2006
Last Principal Payment                10/25/20355/25/2026  11/25/20238/25/2021 3/25/2021  7/25/20189/25/2016
Principal Window (months)               350        240       210       183        178       146       124
----------------------------- ------- --------- ---------- --------- --------- ---------- -------- ----------

(1) Assumes price of 100%.

------------------------------------------------------------------------------------------
                              GROUP I NET WAC RATE SCHEDULE
------------------------------------------------------------------------------------------
  PERIOD     PAYMENT     NET      PERIOD   PAYMENT   NET       PERIOD   PAYMENT   NET
                         WAC                         WAC                          WAC
                         RATE                        RATE                         RATE
                DATE     (%)(1)              DATE    (%)(1)               DATE    (%)(1)

     1        06/25/06    6.86      36     05/25/09   9.80       71     04/25/12   9.48
     2        07/25/06    6.87      37     06/25/09   9.48       72     05/25/12   9.80
     3        08/25/06    9.35      38     07/25/09   9.80       73     06/25/12   9.48
     4        09/25/06    9.48      39     08/25/09   9.48       74     07/25/12   9.80
     5        10/25/06    9.79      40     09/25/09   9.48       75     08/25/12   9.48
     6        11/25/06    9.48      41     10/25/09   9.80       76     09/25/12   9.48
     7        12/25/06    9.79      42     11/25/09   9.48       77     10/25/12   9.80
     8        01/25/07    9.48      43     12/25/09   9.80       78     11/25/12   9.48
     9        02/25/07    9.48      44     01/25/10   9.48       79     12/25/12   9.80
    10        03/25/07    10.50     45     02/25/10   9.48       80     01/25/13   9.48
    11        04/25/07    9.48      46     03/25/10   10.50
    12        05/25/07    9.80      47     04/25/10   9.48
    13        06/25/07    9.48      48     05/25/10   9.80
    14        07/25/07    9.80      49     06/25/10   9.48
    15        08/25/07    9.48      50     07/25/10   9.80
    16        09/25/07    9.48      51     08/25/10   9.48
    17        10/25/07    9.80      52     09/25/10   9.48
    18        11/25/07    9.48      53     10/25/10   9.80
    19        12/25/07    9.80      54     11/25/10   9.48
    20        01/25/08    9.48      55     12/25/10   9.80
    21        02/25/08    9.48      56     01/25/11   9.48
    22        03/25/08    10.14     57     02/25/11   9.48
    23        04/25/08    9.48      58     03/25/11   10.50
    24        05/25/08    9.80      59     04/25/11   9.48
    25        06/25/08    9.48      60     05/25/11   9.80
    26        07/25/08    9.80      61     06/25/11   9.48
    27        08/25/08    9.48      62     07/25/11   9.80
    28        09/25/08    9.48      63     08/25/11   9.48
    29        10/25/08    9.80      64     09/25/11   9.48
    30        11/25/08    9.48      65     10/25/11   9.80
    31        12/25/08    9.80      66     11/25/11   9.48
    32        01/25/09    9.48      67     12/25/11   9.80
    33        02/25/09    9.48      68     01/25/12   9.48
    34        03/25/09    10.50     69     02/25/12   9.48
    35        04/25/09    9.48      70     03/25/12   10.14

------------ ----------- -------- -------- --------- -------- --------- --------- --------

(1)     Run at the pricing speed to call and assuming Prime stays constant at 8.00%.

                                       RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------
                                     NAME                                            PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------
 MOODY'S:                            Odile Grisard                                    (212) 553-1382
 S&P:                                Mona Solar                                       (212) 438-2668
----------------------------------------------------------------------------------------------------------------